EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in this registration statement on Form S-8 (File No. 000-10157) of our report dated August 27, 1999, on our audit of the financial statements of Capco Energy, Inc. (formerly Alfa Resources Inc.) as of May 31, 1999 and for the year then ended.



/s/ GLENN, BURDETTE, PHILLIPS & BRYSON

San Luis Obispo
California
May 17, 2000